SUB-ITEM 77Q1(a)

                               MFS SERIES TRUST IX

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                             TERMINATION OF CLASSES

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated as of December 16, 2004, as amended (the Declaration), of MFS Series Trust IX (the Trust), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that class 529A, 529B and 529C shares of MFS Bond Fund and MFS Inflation Adjusted Bond Fund, each a series of the Trust, have been terminated.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of March 30, 2007, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


ROBERT E. BUTLER

Robert E. Butler
804 W. Park Avenue
State College PA  16803

LAWRENCE H. COHN

Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING

David H. Gunning
2571 N. Park Blvd.
Cleveland Heights OH  44106

WILLIAM R. GUTOW

William R. Gutow
3 Rue Dulac
Dallas TX  75230

MICHAEL HEGARTY

Michael Hegarty

177 Old Briarcliff Road
Briarcliff Manor NY  10510

J. ATWOOD IVES

J. Atwood Ives
17 West Cedar Street
Boston MA  02108


ROBERT J. MANNING

Robert J. Manning
13 Rockyledge Road
Swampscott MA  01907

LAWRENCE T. PERERA

Lawrence T. Perera
18 Marlborough Street
Boston MA  02116

ROBERT C. POZEN

Robert C. Pozen
9 Arlington Street
Boston MA 02116

J. DALE SHERRATT

J. Dale Sherratt
86 Farm Road
Sherborn MA  01770

LAURIE J. THOMSEN

Laurie J. Thomsen
235 Nashawtuc Road
Concord MA  01742

ROBERT W. UEK

Robert W. Uek
536 Tierra Mar Lane
Naples FL  34108







                                SUB-ITEM 77Q1(a)

Appendix A, dated February 27, 2007, to the Master Amended and Restated By-Laws for MFS Series Trust IX, dated January 1, 2002 as revised June 23, 2004, is contained in the Registration Statement for MFS Series Trust XIV (File No. 811-22033), as filed with the Securities and Exchange Commission via EDGAR on March 15, 2007, under Section 8 of the Investment Company Act of 1940, as amended. Such document is incorporated herein by reference.